Spark Networks(R) Reports Fourth Quarter and Full Year 2008 Financial Results

BEVERLY HILLS, CA -- (Marketwire - March 05, 2009) - Spark Networks, Inc. (NYSE Alternext US: LOV), a leading provider of online personals services, today reported financial results for the fourth quarter and full year ended December 31, 2008.

                                  Q4 2008               12 Mos. 2008
                            --------------------    --------------------
Revenue                     $       13.2 Million    $       57.3 Million
Contribution Margin                           73%                     74%
Net (loss) Income           $      (0.2) Million    $        4.8 Million
(Loss) Earnings Per Share   $              (0.01)   $               0.20

"2008 was a mixed year for us. We achieved moderate annual revenue increases in Jewish Networks and Other Affinity Networks, improved Contribution margins to 74%, cut Operating Expenses by 19%, drove annual Adjusted EBITDA to record levels at a 28% margin and returned capital to stockholders by using cash flow to repurchase 21% of the shares outstanding at the start of 2008," stated Adam Berger, Chairman and Chief Executive Officer of Spark Networks, Inc.

"However," Berger continued, "we are disappointed with second half trends and in particular the fourth quarter, as revenue and subscribers decreased sequentially in each online segment. 2008 revenue, excluding General Markets, was flat while fourth quarter revenue, excluding General Markets, declined 3% sequentially. Jewish Networks was flat in 2008 but saw its third consecutive quarter of declines."

"In the fourth quarter we overhauled the company's largest brand, JDate, and began a re-launch in early 2009. We will continue to invest in and enhance the JDate product, adding fresh looks, new tools and relevant content to meet the needs of the single Jewish community and maintain JDate's iconic status."

Financial Results

Revenue for the fourth quarter of 2008 was $13.2 million, a decrease of 18% compared to $16.0 million in the fourth quarter of 2007, and a 6% decrease compared to $14.0 million for the prior quarter. Revenue for the full year was $57.3 million, a decrease of 12% compared to $65.2 million for the 12 months ended December 31, 2007.

Contribution(1) for the fourth quarter of 2008 was $9.7 million, a decrease of 13% compared to $11.2 million for the fourth quarter of 2007, and a 9% decrease compared to $10.6 million in the prior quarter. Contribution for the full year decreased 4% to $42.3 million compared to $44.1 million for 2007.

Operating expenses for the fourth quarter of 2008 were $8.5 million, a 12% decrease compared to $9.6 million for the fourth quarter of 2007, and a 7% increase compared to $7.9 million in the prior quarter. The sequential increase in operating expenses can be primarily attributed to the $1.2 million asset impairment charge. Operating expenses for the full year were $32.9 million, a 19% decrease compared to $40.5 million for last year. Operating expenses for the full year 2008 and 2007 include a $1.4 and $1.9 million charge, respectively, associated with a reduction in goodwill and other assets. Additionally, operating expenses for the full year 2007 include approximately $1.9 million of Scheme of Arrangement expense.

Net loss for the fourth quarter of 2008 was $164,000, or $0.01 per share, compared to net income of $6.6 million, or $0.25 per share, for the fourth quarter of 2007. A significant portion of the difference in net income can be attributed to the $1.2 million asset impairment charge reflecting a reduction in the value of the HurryDate assets and a $5.6 million increase in the income tax provision. In the fourth quarter of 2007, the Company released net operating loss valuation allowances, which reduced the tax provision.

Net income for the full year was $4.8 million, or $0.20 per share, compared to $9.0 million, or $0.31 per share in 2007. The difference in net income can be primarily attributed to an $8.9 million increase in the income tax provision, reflecting the 2007 income tax benefit associated with the release of net operating loss valuation allowances.

Adjusted EBITDA(2) for the fourth quarter of 2008 was $3.7 million, a decrease of 3% compared to $3.8 million for the fourth quarter of 2007, and a decrease of 11% compared to $4.1 million in the prior quarter. Adjusted EBITDA for the full year was $16.2 million, an increase of 3% compared to $15.7 million for 2007. See the attached Consolidated Statement of Operations for a reconciliation of EBITDA and Adjusted EBITDA to net income.

Average paying subscribers(3) for the Company, as a whole, in the fourth quarter of 2008 were 177,011, a decrease of 11% compared to 199,153 for the fourth quarter of 2007. Average paying subscribers for the full year were 186,957, a decrease of 12% compared to 213,498 for last year.

Segment Reporting(4)

Fourth quarter 2008 revenue for Jewish Networks was $8.0 million, a decrease of 7% compared to $8.6 million for the fourth quarter of 2007, and a 5% decrease compared to $8.4 million in the prior quarter. Revenue from Jewish Networks for the full year was $33.7 million compared to $33.6 million for last year.

Fourth quarter 2008 revenue for General Market Networks was $1.3 million, a decrease of 57% compared to $3.0 million for the fourth quarter of 2007, and a 25% decrease compared to $1.7 million in the prior quarter. General Market Networks revenue for the full year was $7.8 million, a decrease of 51% compared to $15.7 million for 2007. The planned decrease in revenue for General Market Networks is largely attributable to a 59% decrease in the marketing spend for this segment in 2008 compared to 2007.

Fourth quarter 2008 revenue for Other Affinity Networks was $3.5 million, which was flat with the fourth quarter of 2007 and the prior quarter. Other Affinity Networks revenue for the full year was $13.7 million, an increase of 3% compared to $13.3 million for 2007.

Fourth quarter 2008 revenue for Offline & Other Businesses was $446,000, a decrease of 54% compared to $965,000 for the fourth quarter of 2007, and an 18% increase compared to $378,000 in the prior quarter. Offline & Other Businesses revenue for the full year was $2.0 million, a decrease of 22% compared to $2.6 million for 2007.

Average paying subscribers for Jewish Networks were 87,205 during the fourth quarter of 2008, a decrease of 7% compared to 94,005 for the fourth quarter of 2007, and a 5% decrease compared to 91,703 for the prior quarter. Average paying subscribers for the full year were 90,806, a 4% decrease compared to 94,246 for 2007.

Average paying subscribers for General Market Networks were 23,094 during the fourth quarter of 2008, a decrease of 44% compared to 41,552 for the fourth quarter of 2007, and a 17% decrease compared to 27,814 for the prior quarter. Average paying subscribers for the full year were 30,486, a decrease of 46% compared to 56,071 for 2007.

Average paying subscribers for Other Affinity Networks were 65,395 during the fourth quarter of 2008, an increase of 7% compared to 61,082 for the fourth quarter of 2007 and a 2% decrease compared to 66,600 for the prior quarter. Average paying subscribers for the full year were 63,859, an increase of 4% compared to 61,398 for 2007.

Balance Sheet, Cash, Debt

As of December 31, 2008, the Company had a cash and marketable securities position of $7.4 million compared to $9.0 million at December 31, 2007. During the quarter, the Company purchased 1,914,000 shares at an average price of $3.00 per share or $5.7 million, and for the full year the Company purchased 5.6 million shares at an average price of $3.70 per share or $20.8 million. As of December 31, 2008, the Company had 20.5 million shares outstanding.

Investor Conference Call

The Company will discuss its financial results during a live teleconference today at 1:30 p.m. Pacific time.

Call Title:                  Spark Networks Q4 '08 Financial Results
Toll-Free (United States):   1-877-857-6173
International:               1-719-325-4752
Confirmation #:              4872377

Replay Through March 19th, 2009
Toll-Free (United States):   1-888-203-1112
International:               1-719-457-0820
Confirmation #:              4872377

In addition, the Company will host a webcast of the call which will be accessible in the Investor Relations section of the Company's website under "Conference Calls and Presentations" at: http://www.spark.net/investor.htm.

Safe Harbor Statement:

This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes; maintain the strength of our existing brands and maintain and enhance those brands and our dependence upon the telecommunications infrastructure and our networking hardware and software infrastructure; identify and consummate strategic acquisitions and integrate acquired companies or assets; obtain financing on acceptable terms; and successfully implement our current long-term growth strategy. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

About Spark Networks, Inc.:

The Spark Networks portfolio of consumer websites includes, among others, JDate®.com (www.jdate.com), AmericanSingles®.com (www.americansingles.com), BlackSingles.com® (www.blacksingles.com), and ChristianMingle®.com (www.christianmingle.com).

(1) "Contribution" is defined as net revenue less direct marketing and "Contribution Margin" is defined as Contribution divided by net revenue.

(2) "Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization, share-based compensation, impairment of long-lived assets, non-cash currency translation adjustments for inter-company loans and Scheme of Arrangement costs. Adjusted EBITDA should not be construed as a substitute for net income (loss) or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as adjusted EBITDA is not defined by GAAP. However, the Company regards adjusted EBITDA as a complement to net income and other GAAP financial performance measures, including an indirect measure of operating cash flow. As such, management believes that the investment community finds it to be a useful tool to perform meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations.

(3) Average paying subscribers are defined as individuals who have paid a monthly fee for access to communication and website features beyond those provided to our members. Average paying subscribers for each month are calculated as the sum of the paying subscribers at the beginning and end of the month, divided by two. Average paying subscribers for periods longer than one month are calculated as the sum of the average paying subscribers for each month, divided by the number of months in such period.

(4) In accordance with Financial Accounting Standard No. 131, the Company's financial reporting includes detailed data on four separate operating segments. The Jewish Networks segment consists of the Company's JDate.com, JDate.co.il and Cupid.co.il websites and their respective co-branded websites. The General Market Networks segment consists of the Company's AmericanSingles.com website, its co-branded and private label websites, and Date.co.uk and Date.ca. The Affinity Networks segment consists of all of the Company's Provo, Utah-based properties which primarily consist of sites targeted towards various religious, ethnic, geographic and special interest groups including BlackSingles.com and ChristianMingle.com. The Offline & Other Businesses segment consists of revenue generated from offline activities, HurryDate events and subscriptions and other websites and businesses.

                          SPARK NETWORKS, INC.
                             BALANCE SHEET
                   (in thousands, except share data)

                                                December 31,  December 31,
                                                ------------  ------------
                                                    2008          2007
                                                ------------  ------------
Assets
Current assets:
  Cash and cash equivalents                     $      7,417  $      8,796
  Marketable securities                                   --           200
  Restricted cash                                        766         1,706
  Accounts receivable                                  1,102         1,433
  Deferred tax asset - current                            52         2,094
  Prepaid expenses and other                           1,869         1,289
                                                ------------  ------------
    Total current assets                              11,206        15,518
Property and equipment, net                            1,685         1,383
Goodwill, net                                         17,964        18,358
Intangible assets, net                                 5,750         5,177
Deferred tax asset - long-term                         5,002         3,106
Deposits and other assets                                401            66
                                                ------------  ------------
      Total assets                              $     42,008  $     43,608
                                                ============  ============

Liabilities and Stockholders’ Equity
Current liabilities:
  Accounts payable                              $      2,260  $      1,585
  Accrued liabilities                                  4,830         5,529
  Deferred revenue                                     4,093         4,140
  Notes payable - current portion                      7,750            21
                                                ------------  ------------
    Total current liabilities                         18,933        11,275
Deferred tax liabilities                                 756           595
Other non-current liabilities                            906           830
                                                ------------  ------------
    Total liabilities                                 20,595        12,700
Shares subject to rescission                              --         7,480
Commitments and contingencies                             --            --
Stockholders’ equity:
  Authorized capital stock consists of
   100,000,000 Common Shares, $0.001 par value;
   issued and outstanding 20,541,744 at
   December 31, 2008 and 26,132,789 shares as
   of December 31, 2007, at stated values of:             21            26
     Additional paid-in-capital                       45,545        52,262
     Accumulated other comprehensive income              591           672
     Accumulated deficit                             (24,744)      (29,532)
                                                ------------  ------------
     Total stockholders’ equity                       21,413        23,428
                                                ------------  ------------
       Total liabilities and stockholders'
        equity                                  $     42,008  $     43,608
                                                ============  ============

                           SPARK NETWORKS, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
            (unaudited, in thousands, except per share data)

                          Three Months Ended        Years Ended
                             December 31,           December 31,
                          ------------------  -----------------------------
                            2008      2007      2008      2007      2006
                          --------  --------  --------- --------  --------

Net revenues              $ 13,216  $ 16,014  $  57,266 $ 65,218  $ 68,853
Direct marketing expenses    3,506     4,818     15,010   21,095    24,574
                          --------  --------  --------- --------  --------
Contribution                 9,710    11,196     42,256   44,123    44,279

Operating expenses (1):
   Sales and marketing
    (including
    share-based
    compensation of $135,
    $292, $682, $884 and
    $620)                      973     1,014      4,236    3,626     2,890
   Customer service
    (including
    share-based
    compensation of $13,
    $38, $65, $117 and
    $77)                       511       663      2,322    3,103     3,560
   Technical operations
    (including
    share-based
    compensation of $91,
    $153, $602, $633 and
    $434)                      892     1,012      3,976    4,416     6,239
   Development (including
    share-based
    compensation of $96,
    $100, $553, $534 and
    $437)                    1,037     1,031      4,513    4,249     4,766
   General and
    administrative
    (including
    share-based
    compensation of $422,
    $981, $1,966, $3,153
    and $2,299)              3,696     5,529     15,748   21,848    18,923
   Amortization of
    intangible assets
    other than goodwill        129       328        787    1,356     1,184
   Impairment of goodwill
    and other assets         1,235        --      1,354    1,894       114
                          --------  --------  --------- --------  --------
Total operating expenses     8,473     9,577     32,936   40,492    37,676
                          --------  --------  --------- --------  --------

Operating income             1,237     1,619      9,320    3,631     6,603

Interest (income) and
 other expenses, net           516      (277)       107     (913)     (696)
                          --------  --------  --------- --------  --------

Income before income
 taxes                         721     1,896      9,213    4,544     7,299

Provision (benefit) for
 income taxes                  885    (4,701)     4,425   (4,434)      736
                          --------  --------  --------- --------  --------

Net (loss) income         $   (164) $  6,597  $   4,788 $  8,978  $  6,563
                          ========  ========  ========= ========  ========
Net (loss) income per
 share - basic            $  (0.01) $   0.25  $    0.20 $   0.31  $   0.21
                          --------  --------  --------- --------  --------
Net (loss) income per
 share - diluted          $  (0.01) $   0.25  $    0.20 $   0.31  $   0.21
                          --------  --------  --------- --------  --------
Weighted average shares
 outstanding - basic        21,300    26,578     23,637   29,218    30,580

Weighted average shares
 outstanding - diluted      21,300    26,601     23,640   29,250    31,248

Reconciliation of Net
 Income to Adjusted       Three Months Ended          Years Ended
 EBITDA                   ------------------  ----------------------------
                             December 31,             December 31,

                            2008      2007      2008      2007      2006

Net (loss) income         $   (164) $  6,597  $  4,788  $  8,978  $  6,563
Interest                        99      (100)      152      (751)     (166)
Taxes                          885    (4,701)    4,425    (4,434)      736
Depreciation                   229       296       867     1,684     2,968
Amortization                   129       328       787     1,356     1,184
                          --------  --------  --------  --------  --------
EBITDA                       1,178     2,420    11,019     6,833    11,285
Share-based compensation       757     1,564     3,868     5,321     3,867
Impairment                   1,235        --     1,354     1,894       114
Scheme of Arrangement           --         4        --     1,897        22
Non-cash currency
 translation adjustments       496      (204)      (41)     (204)       --
                          --------  --------  --------  --------  --------
Adjusted EBITDA           $  3,666  $  3,784  $ 16,200  $ 15,741  $ 15,288

(1) Prior period amounts have been reclassified to conform to current period presentation.

                              SPARK NETWORKS, INC.
                    SEGMENT RESULTS FROM OPERATIONS (1)
               (in thousands except subscriber information)

                           Three Months Ended          Year Ended
                             December 31,              December 31,
                          ------------------- -----------------------------
                            2008      2007      2008      2007      2006
                          --------- --------- --------- --------- ---------

Net Revenues
Jewish Networks           $   7,985 $   8,588 $  33,740 $  33,624 $  32,213
General Market Networks       1,291     2,976     7,762    15,707    25,446
Other Affinity Networks       3,494     3,485    13,749    13,314     9,724
Offline & Other
 Businesses                     446       965     2,015     2,573     1,470
                          --------- --------- --------- --------- ---------
     Total Net Revenues   $  13,216 $  16,014 $  57,266 $  65,218 $  68,853
                          ========= ========= ========= ========= =========

Direct Marketing Expenses
Jewish Networks           $     626 $     574 $   2,519 $   3,281 $   4,544
General Market Networks         520     1,561     3,488     8,462    13,711
Other Affinity Networks       2,054     2,086     7,875     7,828     4,952
Offline & Other
 Businesses                     306       597     1,128     1,524     1,367
                          --------- --------- --------- --------- ---------
     Total Direct
      Marketing Expenses  $   3,506 $   4,818 $  15,010 $  21,095 $  24,574
                          ========= ========= ========= ========= =========

Contribution
Jewish Networks           $   7,359 $   8,014 $  31,221 $  30,343 $  27,669
General Market Networks         771     1,415     4,274     7,245    11,735
Other Affinity Networks       1,440     1,399     5,874     5,486     4,772
Offline & Other
 Businesses                     140       368       887     1,049       103
                          --------- --------- --------- --------- ---------
     Total Contribution   $   9,710 $  11,196 $  42,256 $  44,123 $  44,279
                          ========= ========= ========= ========= =========

Average Paying
 Subscribers
Jewish Networks              87,205    94,005    90,806    94,246    95,168
General Market Networks      23,094    41,552    30,486    56,071    92,041
Other Affinity Networks      65,395    61,082    63,859    61,398    49,438
Offline & Other
 Businesses                   1,317     2,514     1,806     1,783        --
                          --------- --------- --------- --------- ---------
     Total Average Paying
      Subscribers           177,011   199,153   186,957   213,498   236,647
                          ========= ========= ========= ========= =========

(1) Prior period amounts have been reclassified to conform to current period presentation.

For More Information
Investors:
Brett Zane
+ 1-323-658-3000 ext. 4001
bzane@spark.net